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                                                                 Exhibit 3.41(a)

                           ARTICLES OF INCORPORATION

                                    - OF -

                             R. & F. COAL COMPANY
--------------------------------------------------------------------------------
                             (Name of Corporation)

     The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 170L01 et seq. of the Revised Code of Ohio, do hereby certify:

     FIRST.    The name of said corporation shall be R. & F. COAL COMPANY

     SECOND.   The place in Ohio where its principal office is to be located is
Village of Cadiz, Harrison County.

     THIRD.    The purposes for which it is formed are: To engage in the mining of coal and other minerals and to own, control, sell and deal generally in coal and coal lands, coal mining plants, machinery and equipment, coal mining and other mineral rights, privileged, franchises and easements;

     To acquire by purchase, lease or otherwise, coal deposits, coal seams, coal lands and mineral rights, privileges, easements and franchises for the mining, operation, removal and marketing of said products and to search, prospect and explore for coals and other minerals, and to mine and produce the same and to operate, develop and work coal and other mines;

     To purchase, own, control, erect, construct, operate and maintain coal tipples, power plants, derricks, side tracks, shovels, draglines, trucks and other fixtures and equipment convenient, necessary and useful in and for the operation of coal or other mines, or the transportation, treatment, removal, storage, shipment, delivery or marketing of coal or other minerals;

     To borrow or raise money without limit, and upon any terms for any purpose of this corporation or of any corporation, association, firm or syndicate in which this corporation is interested or having business or property which this corporation determines to finance, promote or becomes interested in; to issue, execute, sell and pledge bonds, notes, securities and other obligations and to secure the same by deed of trust, mortgage or otherwise; to subscribe or cause to be subscribed for and to purchase and otherwise acquire, invest or deal in, hold, sell, assign, transfer, mortgage, pledge, exchange, distribute and otherwise dispose of the whole or any part of the trust, debentures, securities, obligations, evidence of indebtedness or ownership, notes, good will, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations now or hereafter existing and to similarly deal with securities issued by associations or individuals.

     To purchase, hold, sell and transfer the shares of its own capital stock provided it shall not use any funds or property for the purchase of its own shares of capital stock when such use would
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cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly while so owned;

     To accept in payment of its contracts, services and products, notes, bonds, corporate stock and other property and have the right to sell, lease, mortgage, pledge, transfer and otherwise dispose of the same; and in general to do any and all other acts and things convenient, appropriate or necessary to be done and performed for the proper execution and promotion of the business aforesaid;

     To do any and all things necessary, suitable and proper for the accomplishment of any of the purposes or for the attainment of any of the objects or for the exercise of any of the powers herein set forth, whether specified or not; to do each and all things above set forth to the same extent and as fully as natural persons might do or could do in the State of Ohio, or in any other State, Country or place;

     The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

     FOURTH.   The number of shares which the corporation is authorized to have outstanding is one thousand (1,000), all of which shall be without par value.

     FIFTH.    The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

     IN WITNESS WHEREOF, We have hereunto subscribed our names this 2nd day of September, 1958.


                                   R. & F. COAL COMPANY
                                   -------------------------------
                                   (Name of Corporation)

                                   /s/ Fred E. Roedger
                                   -------------------------------
                                   Fred E. Roedger

                                   /s/ Edward D. Mosser
                                   --------------------------------
                                   Edward D. Mosser

                                   /s/ Birney R. Pettay
                                   --------------------------------
                                   Birney R. Pettay

                                   (Incorporation offices should be typed or printed beneath signatures)
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N.E.  Articles will be returned unless accompanied by form designating statutory agent.  See Section 1701.07 Revised Code of Ohio.

                         Original Appointment of Agent

     The undersigned being at least a majority of the incorporators of R. & F. COAL COMPANY hereby appoint Edward D. Mosser, a natural person resident in the county in which the corporation has its principal office,


________________________________________________________________________________

________________________________________________________________________________
strike out phrase not applicable), upon which any process, notice or demand required or permitted by statute to be served upon the corporation may be served. His complete address is Luther Building, Market Street, Cadiz, Harrison County, Ohio.


                                     R. & F. COAL COMPANY
                                     -----------------------------
                                     /s/ Birney R. Pettay
                                     -----------------------------
                                     Birney R. Pettay

                                     /s/ Fred E. Roedger
                                     -----------------------------
                                     Fred E. Roedger

                                     _____________________________

                                     _____________________________
(Incorporators names should be typed or printed beneath signatures)


                                     Cadiz,                 Ohio
                                     -----------------------------

                                     September 2,           1958
                                     -----------------------------

R. & F. COAL COMPANY
------------------------
(Name of Corporation)


     Gentlemen: I hereby accept appointment as agent of your corporation upon whom process, ____ notices or demands may be served.

                                     /s/ Edward D. Mosser
                                     -----------------------------
                                     (Signature of Agent)

                                     By __________________________
                                        (Signature of Officer Signing and Title)
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Remarks: All articles of incorporation must be accompanied by an original appointment of agent.  There is no filing fee for this appointment.
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                                                                 Exhibit 3.41(A)

                         ARTICLES OF AMENDMENT OF THE
                           ARTICLES OF INCORPORATION
                                      OF
                             R. & F. COAL COMPANY

                   Adopted in accordance with the provisions
             of Section 1701.72 of the General Corporation Law of
                               the State of Ohio


     The undersigned officers of R. & F. Coal Company, a corporation existing under the laws of the State of Ohio (the "Corporation"), do hereby certify as follows:

     FIRST: The Articles of Incorporation of the Corporation (the "Articles of Incorporation") is hereby amended by deleting ARTICLE THIRD in its entirety and substituting in lieu thereof a new ARTICLE THIRD as follows:

          "THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Ohio."

     SECOND:  That the Board of Directors of the Corporation, in accordance with
     Section 1701.54 of the General Corporation Law of the State of Ohio, duly adopted the foregoing amendment to the Articles of Incorporation of the Corporation by unanimous written consent.

     THIRD:  That the Sole Stockholder of the Corporation, in accordance with
     Section 1701.54 of the General Corporation Law of the State of Ohio, approved the foregoing amendment to the Articles of Incorporation of the Corporation by unanimous written consent.

          IN WITNESS WHEREOF, the undersigned being the President and Asst. Secretary, for the purpose of amending the Articles of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Ohio, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Articles of Amendment of the Articles of Incorporation as of this 10th day of November, 1992.

                                   R. & F. COAL COMPANY


                                   By: /s/ Illegible
                                      -------------------
                                   Title: President

ATTEST:


By /s/ Illegible
   --------------
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Title: Asst. Secretary